Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Financial Highlights” in the Prospectus dated July 26, 2024, included in the Post-Effective Amendment No. 69 to the Registration Statement (Form N-1A, File No. 333-56018) of Buffalo Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated May 25, 2023, with respect to the financial statements and financial highlights of Buffalo Funds (comprised of Buffalo Discovery Fund, Buffalo Dividend Focus Fund, Buffalo Early Stage Growth Fund, Buffalo Flexible Income Fund, Buffalo Growth Fund, Buffalo High Yield Fund, Buffalo International Fund, Buffalo Large Cap Fund, Buffalo Mid Cap Fund, and Buffalo Small Cap Fund) included in the Annual Report to Shareholders (Form N-CSR) for the year ended March 31, 2023, into the Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Kansas City, Missouri
September 16, 2024